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FIRST CHICAGO TRUST                              Mail Suite 4692
COMPANY OF NEW YORK                              P.O. Box 2534
                                                 Jersey City, NJ 0730302534



April 3, 1996


Dear Enron Corp. Stockholder,

Last week First Chicago Trust Company of New York, Enron Corp.'s transfer agent and proxy tabulator, mailed the Enron Corp. 1995 Annual Report, Notice of Annual Meeting of Stockholders to be held on May 7, 1996 and Proxy Statement, proxy card and return envelope.

It has been brought to our attention that First Chicago inadvertently mailed a proxy card that contained three proposals when in fact the proxy card should have reflected only the two proposals described in the proxy statement: (i) the election of directors and (ii) the ratification of the appointment of independent accountants.

Because Proposal 2 as reflected on the proxy card will not be considered at the meeting, your vote will be tabulated only on the two remaining proposals.

We sincerely apologize for any confusion that this oversight may have caused. If you have any questions, please call Charles D. Kerye, Vice President, at
(201) 222-4681.

Sincerely,

FIRST CHICAGO TRUST COMPANY OF NEW YORK





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